EXHIBIT 23-b

ABN AMRO Bank, N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands


Amsterdam, November 1, 2000


         We, as independent auditors of ABN AMRO Holding N.V., consent to the incorporation by reference of the Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 1999, including our Auditors' Report thereon, in the Registration Statement of ABN AMRO Bank N.V. relating to the issuance of up to $500,000,000 aggregate principal amount of debt securities. This consent applies to paper copies and electronic copies of the Registration Statement.


/s/ Ernst & Young Accountants